Exhibit 10.1

FRAMEWORK AGREEMENT

RELATING TO INVESTMENT

OF

DALIAN CBAK POWER BATTERY CO., LTD.

IN

ZHEJIANG MEIDU HITRANS LITHIUM BATTERY

TECHNOLOGY CO., LTD

THIS AGREEMENT is signed by the following parties on the 20th day of July, 2021.

1.	Dalian CBAK Power Battery Co., Ltd. (hereinafter referred to as “Party A” or “CBAK Power”).

2.	Junnan Ye、Hangzhou Juzhong Daxin Asset Management Co., Ltd. (hereinafter referred to as “Juzhong Daxin”) (Junnan Ye and Juzhong Daxin are hereinafter collectively referred to as “Party B”).

3.	Haijun Wu、Chunhong Shi (Haijun Wu、Chunhong Shi are hereinafter collectively referred to as “Party C”).

4.	Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd (hereinafter referred to as “Party D” or “Hitrans”).

WHEREAS:

I.	Hitrans is a limited company duly incorporated under the laws of the People’s Republic of China and is valid and subsisting. It mainly engages in research and development, production and sale of lithium battery three-way positive electrode material and ternary precursor relating businesses. Up to the date of the signing of this Agreement, its registered capital is RMB40,000,000.00, of which Zhejiang Meidu Graphene Technology Co., Ltd. (hereinafter referred to as “Meidu Graphene”) subscribed RMB24,000,000.00 (paid up RMB15,500,000.00) holding 60% shares; Shaoxing Yongjin Battery Material Co., Ltd., Shaoxing Shangyu Hitrans International Trade Co., Ltd., Haijun Wu, Chunhong Shi, Zhiting Qian, Yinfeng Wang (hereinafter collectively referred to as “Management Shareholders”) totally subscribed RMB10,000,000.00 (paid up RMB7,000,000.00) holding 25% shares; New Era Group Zhejiang New Energy Materials Co., Ltd. (hereinafter referred to as “New Era”) subscribed RMB6,000,000.00 (paid up RMB6,000,000.00) holding 15% shares.

II.	Among Hitrans、Meidu Graphene、Meidu Energy Corporation (hereinafter referred to as “Meidu Energy”) and New Era, there was legal action due to Hitrans being unable to timely pay the asset transfer consideration under the Asset Transfer Agreement and the Supplemental Asset Transfer Agreement and due to Meidu Graphene’s and Meidu Energy’s provision of guarantee in those transactions. Shaoxing Intermediate People’s Court and Higher People’s Court of Zhejiang Province after two trials have entered final judgement. Also, New Era has through the Court seized and frozen the 60% shares of Hitrans held by Meidu Graphene (the said legal case is hereinafter referred to as “New Era Asset Transfer Agreement Case”).

III.	Among Meidu Graphene、Meidu Energy and New Era, there was legal action due to Meidu Graphene’s failure to timely perform its obligation to make capital contribution to Hitrans. Also, New Era has through the Court seized and frozen the 60% shares of Hitrans held by Meidu Graphene (the said legal case is hereinafter referred to as “New Era Capital Increase Obligation Case”).

IV.	Among Hitrans、Meidu Energy and Meidu Graphene, there was legal action due to Meidu Graphene’s failure to timely perform its obligations to make capital contribution to Hitrans. This case was ended through mediation by Shaoxing Intermediate People’s Court and Civil Mediation Document ((2021) Zhejiang 06 Civil Trial No. 65) has been issued, delivered and is effective. The shareholders of Hitrans have passed special shareholders’ resolutions agreeing that all shareholders shall perform their obligations to increase the capital of Hitrans according to the lawful valid judgement, mediation document, or order issued by People’s Court or an arbitration tribunal (the said legal case is hereinafter referred to as “Hitrans Capital Increase Obligation Case”).

V.	Between Management Shareholders and Zhejiang Meidu Pawn Co., Ltd. (hereinafter referred to as “Pawn Co.”), there was legal action due to Management Shareholders having pledged the 25% shares of Hitrans held by them and that the Management Shareholders were not able to make timely repayment. Pawn Co. has through the Court seized and frozen the 25% shares of Hitrans held by Management Shareholders (the said case is hereinafter referred to as “Pawn Co. against Management Shareholders Case”).

VI.	CBAK Power is a limited liability company duly incorporated under the laws of People’s Republic of China and is valid and subsisting. It mainly engages in the research and development, manufacturing and sale of lithium battery and its business has synergy with that of Hitrans.

VII.	To resolve the above legal actions which have caused adverse impacts on the production and operation of Hitrans, Hitrans intends to introduce CBAK Power as a strategic investor. CBAK Power will purchase 60% shares of Hitrans held by Meidu Graphene, and will purchase 21.56% shares of Hitrans from Management Shareholders except Party C. After completion of the purchase, CBAK Power as the controlling shareholder of Hitrans will hold 81.56% shares of Hitrans.

VIII.	Prior to the signing of this Agreement, Party B has through Juzhong Daxin as representative signed Share Purchase Cooperation Framework Agreement with CBAK Power, agreeing that Party B will facilitate this transaction and CBAK Power has paid a security deposit of RMB20,000,000.00 to Juzhong Daxin pursuant to the said agreement.

IX.	In this transaction, Junnan Ye will be the parties’ intermediary who will first purchase the 60% shares of Hitrans held by Meidu Graphene and the 22.5% shares of Hitrans held by Management Shareholders at fair prices, and then will transfer the 81.56% shares to CBAK Power in stages.

NOW THEREFORE, all parties through negotiation unanimously reach the following agreement and will comply with the same:

1.	Dispute Settlement

1.1	New Era Asset Transfer Agreement Case Settlement.

1.1.1	To facilitate this transaction, CBAK Power agrees to provide conditional repayment in New Era Asset Transfer Agreement case, and CBAK Power, Junnan Ye, Juzhong Daxin and Zhejiang New Era Jonoon Recycling Technology Co., Ltd. (hereinafter referred to as “Jonoon”) as third parties and the said case’s Plaintiff and Defendant have together entered into an enforcement settlement under the coordination of Shaoxing Intermediate People’s Court. The main contents of the enforcement settlement, as an integral part of this Agreement, (collectively referred to as “Settlement Agreement”) includes:

1.1.1.1	Hitrans, New Era, and third party Jonoon have reached unanimous agreement to change the transferees involved in the said case: that Hitrans will accept transfer of, the building and land use rights that it is now using, existing construction projects, machinery equipment, and pollution discharge permit and will pay the total consideration of RMB131,039,378.00 to New Era; that Jonoon will accept transfer of the other assets under the Asset Transfer Agreement and will pay the total consideration of RMB78,177,522.00 to New Era; after execution, the Settlement Agreement shall replace the rights and obligations determined by the Asset Transfer Agreement, Supplemental Asset Transfer Agreement and related judgements.

1.1.1.2	CBAK Power will provide conditional repayment for the payment obligation of Hitrans under the Settlement Agreement, that is, after reaching the Settlement Agreement and after CBAK Power has, according to this Agreement, obtained not less than 21.56% shares of Hitrans, CBAK Power, according to the Settlement Agreement, shall remit the monetary fund of RMB131,039,378.00 into the public account designated by Shaoxing Intermediate People’s Court, the said fund will be handled in the following manner:

when the above assets of New Era have been transferred to Hitrans in registration in accordance with the Settlement Agreement, and Junnan Ye has obtained no less than 60% shares of Hitrans, then the above fund of RMB131,039,378.00 shall be transferred from the public account designated by Shaoxing Intermediate People’s Court to New Era. If the above assets or shares transfer is not completed, then the above fund of RMB131,039,378.00 shall be returned by Shaoxing Intermediate People’s Court to CBAK Power’s account via the original route.

1.1.1.3	Save the total consideration payable to New Era as determined under the Settlement Agreement, Hitrans has no responsibility whatsoever towards New Era to perform any obligation or duty under any agreement or judgement.

1.1.1.4	After CBAK Power remits RMB131,039,378.00 into the account designated by Shaoxing Intermediate People’s Court, New Era shall remove the freeze on the 60% shares of Hitrans held by Meidu Graphene. The above assets and shares transfers shall be completed in 35 business days.

1.2	New Era Capital Increase Obligation Case Settlement

1.2.1	All parties agree that Party B shall, within 15 days from the date of signing of this Agreement, coordinate the Plaintiff and Defendant of the said case to reach settlement of the case and remove the seizure and freeze of the 60% shares of Hitrans held by Meidu Graphene so that those shares can be returned to free transaction status.

1.3	Hitrans Capital Increase Obligation Case Settlement

1.3.1	Whereas, the said case has been closed by Shaoxing Intermediate People’s Court through mediation, and the Civil Mediation Document has been delivered and become effective, the relating parties should comply with the obligations prescribed by the terms of the mediation.

1.3.2	Party B, Party C and Party D confirm that prior to the closing of the said case by mediation, all the shareholders of Hitrans had passed lawful resolutions agreeing to perform their obligations to increase the capital of Hitrans according to the lawful valid judgement, mediation document, or order issued by People’s Court or an arbitration tribunal.

1.3.3	All parties agree to attach the above Civil Mediation Document and Hitrans’s shareholders resolutions as Appendix 2 to this Agreement and to regard them as an integral part of this Agreement.

1.4	Pawn Co. against Management Shareholders Case Settlement

1.4.1	All parties agree that, Party B and Party C shall, within 10 business days from the date of the signing of this Agreement, coordinate the Plaintiff and the Defendant of the said case to reach an enforcement settlement and discharge the pledging, seizing and freezing of the total 25% shares of Hitrans held by Management Shareholders so that those shares can be returned to free transaction status.

2.	Provision of Loans

2.1	Simultaneously with the signing of this Agreement, CBAK Power and Hitrans shall sign the Loan Agreement attached to this Agreement as Appendix 3, the main terms of which are as follows:

2.1.1	Total loan amount: RMB131,039,378.00;

2.1.2	Term of loan: 21 days from release of the loan amount;

2.1.3	Use of the loan: To pay the asset purchase consideration payable to New Era under (2020) Zhejiang 06 Zhi No. 444 Enforcement Settlement;

2.1.4	Loan interest rate: If CBAK Power is able to smoothly acquire 81.56% shares of Hitrans within the term of the loan, the above loan shall be interest free. If CBAK Power is not able to smoothly acquire 81.56% shares of Hitrans within the term of the loan, the loan interest rate shall be 4 times of the one-year loan prime rate (LPR) announced by National Interbank Funding Center (NIFC) from the date of the release of the loan until Hitrans fully repays the above loan principal and interest. If CBAK Power transfers its creditor’s rights under this Agreement, then the balance of the loan amount after the loan transfer shall be subject to a loan interest at 6% per annum, and the term for the balance of the loan shall be extended to 1 year from the effective date of the transfer of the creditor’s rights;

2.1.5	Condition for the loan: When all the following conditions are satisfied, CBAK Power will be deemed to have advanced the above loan to Hitrans:

(i)	CBAK Power has acquired 21.56% shares of Hitrans according to this Agreement;

(ii)	the Settlement Agreement mentioned in Section 1.1 of this Agreement has been signed and effective;

(iii)	CBAK Power has remitted the funds into the public account designated by Shaoxing Intermediate People’s Court according to Section 1.1.1.2 of this Agreement.

2.2	At the time of signing the Agreement, CBAK Power and Hitrans sign the Assets Purchase Agreement in the form attached as Appendix 4 hereto, and agree to the following:

2.2.1	If CBAK Power is not able to obtain 81.56% of Hitrans’s shares in accordance with this Agreement, then CBAK Power has the right to immediately effectuate the Assets Purchase Agreement, which will be based on CBAK Power’s written notice.

2.2.2	After the Assets Purchase Agreement takes effect, CBAK Power has the right to select one or more of the following approaches:

2.2.2.1	If part or all of the assets set forth in Section 1.1 of this Agreement are transferred to Hitrans, then Hitrans shall transfer such assets to CBAK Power at CBAK Power’s request, to repay the corresponding loan amount, with the repayment value being determined in accordance with the assets transfer consideration provided in Section 1.1 of this Agreement.

2.2.2.2	If the assets set forth in Section 1.1 of this Agreement are not transferred in their entirety, and CBAK Power does not receive the return of the repayment set forth in Section 1.1, then CBAK Power has the right to demand Hitrans to transfer the relevant assets purchasing rights to CBAK Power, and Hitrans shall assist CBAK Power in recovering payment from the relevant parties or demanding performance.

2.2.2.3	CBAK Power may also elect to have Hitrans recover payment from relevant parties or demand performance. Once Hitrans obtains all the assets set forth in Section 1.1 of the Agreement, such assets shall be transferred to CBAK Power.

2.3	Within 5 days from the signing of this Agreement, Party C and Party D shall deliver to CBAK Power a copy of the Resolutions of the Shareholders of Hitrans in the form attached hereto as Appendix 5, which approve the execution of the Loan Agreement and the Assets Purchase Agreement with CBAK Power.

3.	Transfer of Shares

3.1	Party B obtain 22.5% shares of Hitrans and then transfer 21.56% shares to CBAK Power.

3.1.1	Party B undertake that at the time of signing this Agreement, Junnan Ye has reached that shares transfer agreement with Management Shareholders, agreeing that after the pledging, seizing and freezing of the shares mentioned in Section 1.4 of this Agreement are discharged, Junnan Ye shall obtain 22.5% shares of Hitrans held by Management Shareholders at fair price. The said transfer of shares has already been approved by shareholders of Hitrans, and relevant shareholders have all waived their rights of first refusal.

3.1.2	Party B, Party C and Party D undertake, within 10 business days from the discharge of the pledge, seizing and freezing of the shares mentioned in Section 1.4 of this Agreement, transfer the above 22.5% shares of Hitrans to Junnan Ye, free from any third party rights. Thereafter, Junnan Ye shall sign the Share Transfer Agreement with CBAK Power in the form attached hereto as Appendix 6, and transfer 21.56% shares to CBAK Power, and coordinate the other shareholders of Hitrans to deliver shareholders resolutions, waiver of rights of first refusal, amended company articles and other documents (in the form of Appendix 7).

3.1.3	The consideration for CBAK Power to acquire the above 21.56% shares of Hitrans is RMB40,744,376 (including tax), the said sum shall be paid within 5 days after CBAK Power acquires the said shares. Party B, Party C and Party D confirm that the consideration for the transfer of the said shares is calculated according to Hitrans’s fair value, and there do not exist any circumstances harming the rights of Hitrans, the creditors and shareholders of Hitrans or any other third party.

3.1.4	All parties agree that all the consideration paid by CBAK Power to Junnan Ye for the transfer of shares aforesaid shall be exclusively used to repay the debt due by Management Shareholders to Pawn Co. Party B and Party C undertake that they shall not delay the payment of Pawn Co.’s debt which may lead to the creditors, who has signed a settlement, applying to resume enforcement.

3.2	Party B acquire 60% shares of Hitrans and transfer of the said shares to CBAK Power.

3.2.1	Party B undertake that at the time of signing this Agreement, Junnan Ye has reached a shares transfer agreement with Meidu Graphene agreeing that after the seizure and freeze on the shares mentioned in Section 1.1.1.4 and Section 1.2.1 of this Agreement are discharged, Junnan Ye shall obtain 60% shares of Hitrans held by Meidu Graphene at fair price. The said transfer of shares has obtained approval from shareholders of Hitrans and authority bodies of Meidu Graphene and Meidu Energy, and relevant shareholders have all waived their rights of first refusal. Party B undertakes that its acquisition of 60% shares of Hitrans held by Meidu Graphene does not involve any circumstances harming Meidu Graphene or its creditors or other third party rights, and is lawful and valid.

3.2.2	Party B undertake, within 10 business days from the date of discharge of the seizing and freezing mentioned in Section 1.1.1.4 and Section 1.2.1 of this Agreement, Junnan Ye shall obtain the above 60% shares of Hitrans, free from any attached third party rights. Thereafter, Junnan Ye shall within 10 days of obtaining the said shares sign the Share Transfer Agreement with CBAK Power in the form attached hereto as Appendix 8, complete the transfer of the said shares to CBAK Power in registration, and coordinate the other shareholders of Hitrans to deliver shareholders resolutions and amended company articles. (in the form of Appendix 9).

3.2.3	Party B agrees that the consideration for CBAK Power to obtain the above 60% shares of Hitrans is RMB118,000,000.00 (including tax). The said shares consideration shall be paid by the equal value of creditor’s rights of CBAK Power towards Hitrans formed by the loan mentioned in Section 2 of this Agreement. The above agreement shall be effective immediately upon the transfer of the above 60% shares of Hitrans to CBAK Power in registration. Given that the creditor’s rights against Hitrans responsive to the above 60% shares of Hitrans have been transferred from CBAK Power to Junnan Ye, Hitrans and Junnan Ye shall separately execute a loan repayment agreement. The said repayment agreement requires CBAK Power to provide joint and several liabilities guarantee for Hitrans.

4.	Representations, Warranties and Covenants

4.1	Each party represents, warrants and covenants to the other parties.

4.1.1	It is a company lawfully incorporated under the applicable law and is validly subsisting and in good standing or is a natural person with full capacity for civil conduct, possess full capacity for civil rights and full capacity for civil conduct to externally and independently assume responsibilities.

4.1.2	Unless otherwise agreed under this Agreement, if that party is a company, under the law applicable to it, that party has all required power, authorization and approval to execute this Agreement and has all the required power authorization and approval to fully perform each of its obligations under this Agreement.

4.1.3	The person signing this Agreement on behalf of that party has obtained irrevocable, legal and complete authorization, and that party should not in any circumstances challenge the other parties based on unauthorized agency, agency in excess of authority or any other flaws in the authorization.

4.1.4	The signing of this Agreement by that party does not violate any contract, agreement, company charter, effective judgement, arbitration award, court order or administrative decision that are binding on that party.

4.2	All the parties in Party B jointly and severally represent and warrant:

4.2.1	Approval for engagement in the transactions mentioned in this Agreement has been obtained from other joint owners of applicable properties (if any).

4.2.2	Its acquisition of the 60% shares of Hitrans held by Meidu Graphene has the lawful approval by the authority body of Meidu Graphene, the transfer price for those shares is fair, and there does not exist and will not occur any circumstances harmful to the lawful rights of Meidu Graphene, Meidu Energy and their creditors.

4.2.3	It has the right to transfer the relevant Hitrans shares to CBAK Power. For the said transfer of shares, there is no existence and there will not be any occurrence of circumstances that may result in a revocation or a restoration to original state or a demand to CBAK Power for payment of damages, indemnity or any duty or obligation other than the payment obligation as agreed under this Agreement.

4.2.4	Within 10 days from the date the 60% shares of Hitrans mentioned in Section 3.2 of this Agreement are transferred to Party B in registration, Party B should procure resignations from the director(s) of Hitrans nominated by Meidu Graphene or Meidu Energy (in the form of Appendix 9 to this Agreement). The said resignation shall include resignation of all duties of the director(s) and release of any claim against Hitrans for any compensation or indemnity or request to Hitrans for any other obligation or duty. During the said period, if another director(s) need to be elected, it would be based on the instructions of CBAK Power.

4.2.5	Juzhong Daxin should, in accordance with its agreement with CBAK Power, use the security deposit of RMB20,000,000.00 for the transaction stipulated in this Agreement, and shall, prior to CBAK Power remitting the amount to the public account designated by the Court under Section 1.1.1.2 of this Agreement, return RMB15,000,000.00 out of the security deposit to CBAK Power, and keep the balance of RMB5,000,000.00, by at the request of CBAK Power the issuance of a value-added tax invoice in equal amount which invoice shall note that the amount serves as liquidated damages. The information of the account of CBAK Power is as follows:

Account Holder:

Bank:

Account No.:

4.2.6	According to the Share Purchase Cooperation Framework Agreement executed between CBAK Power and Juzhong Daxin, when New Era transfers the assets to Hitrans in registration and Junnan Ye pays all amounts due to Meidu Graphene, within 3 days from the date of transfer of the shares to CBAK Power, CBAK Power shall pay all fees due to Juzhong Daxin under the Share Purchase Cooperation Framework Agreement. Other than the foregoing, CBAK Power will not need to pay any other amounts or fees to Party B in respect of this transaction.

4.2.7	Party B agree that if CBAK Power has to fulfil any obligation to pay or to deduct tax payment on behalf of anyone due to the performance of this Agreement, any such payment of Party B’s tax obligation by CBAK Power can be deducted from the costs to be paid by CBAK Power to Juzhong Daxin.

4.2.8	Without the written consent of CBAK Power, Party B shall not, during the period of its holding of Hitrans shares, change the composition of the authority bodies of Hitrans and shall not whether directly or indirectly create any third party rights or make any arrangement to reduce or damage shareholder rights.

4.2.9	Facilitate the settlement of the disputes stipulated in this Agreement and create favorable conditions beneficial to the transactions contemplated hereby.

4.3	Party C and Party D representations, warranties and covenants

4.3.1	Their engagement in the transactions mentioned in this Agreement have been approved by other joint owners (if any) of applicable assets.

4.3.2	The transfer of 21.56% shares of Hitrans by Management Shareholders through Party B to CBAK Power has been approved by the relevant authority bodies (applicable when company is the transferor), the consideration for this transaction is fair, and there is no existence or occurrence of any circumstances that would harm the lawful rights of relevant parties or their creditors.

4.3.3	Management Shareholders have the right to transfer the relevant shares of Hitrans indirectly to CBAK Power in accordance with this Agreement. For the said transfer of shares, there is no existence and there will not be any occurrence of circumstancesthat may result in a revocation or a restoration to original state or a demand to CBAK Power for payment of damages, indemnity or any duty or obligation other than the payment obligation as agreed under this Agreement.

4.3.4	While being a shareholder, CBAK Power will maintain the stability of the core management team and technology team of Hitrans, and the production and operation of Hitrans in order. Without the written consent of CBAK Power, Hitrans will not dispose of its intellectual property rights, land use rights, property ownership rights, machinery equipment, pollution discharge permit and other material core assets.

4.3.5	If CBAK Power is not able to get 81.56% shares of Hitrans as agreed, CBAK Power has the right within 1 month to choose to demand Party C or Party D to repurchase all the shares held by CBAK Power at an interest rate of 10% per annum (simple interest) within 1 month. Share repurchase price = all investment by CBAK Power x (1 + 10%) x (number of days shares are held by CBAK Power ÷365). The repurchase price should be paid within 1 month. If CBAK Power is not able to get 81.56% shares of Hitrans as agreed, and CBAK Power has not within 1 month demanded Party C or Party D to repurchase all the shares held by CBAK Power at the 10% per annum interest rate (simple interest), then CBAK Power should compensate Management Shareholders with RMB11,000,000.00 and pay the same within 3 days.

4.3.6	Facilitate the settlement of the dispute stipulated in this Agreement and create favorable conditions beneficial to the transactions contemplated hereby.

4.3.7	While CBAK Power holds Hitrans shares, Hitrans shall timely provide company operation and financial data to the shareholders according to requirements of relevant laws.

5.	Default

5.1	Any party (“Defaulting Party”) who does not perform any obligation according to this Agreement or as agreed under any main or supplemental agreement or related agreement relating to or originating from the transactions under the Agreement, or any party who makes any declaration, guarantee, agreement, representation and undertaking in this Agreement or in the main or supplemental agreement or related agreement relating to or originating from the transactions under this Agreement, which is proved to be false, the party shall be regarded to conduct a default. The Defaulting Party shall from the date of the default pay to the Non-Defaulting Party liquidated damages calculated from the date of default at the rate of 10/10,000 per day on the amount paid or on the amount unpaid (non-monetary debt shall be calculated according to the corresponding transaction consideration). If the default is over 15 days, the Non-Defaulting Party has the right to unilaterally rescind this Agreement and demand the Defaulting Party to be responsible for other damages caused by the default.

5.2	All parties confirm and agree that the liquidated damages agreed under this Agreement are the reasonable anticipation and calculation by all parties. All parties hereby waive their respective civil rights to request reduction of the said liquidated damages.

5.3	The Defaulting Party also have to be responsible for the damages to the Non-Defaulting Party caused by the Defaulting Party’s default, including, but not limited to, lawyer’s fees, consultation fee, evaluation fee, execution fee, litigation fee, audit or liquidation fee which the Non-Defaulting Party has to pay, as well as other extra expenses or costs which the Non-Defaulting Party has to pay because relating transactions are forced to discontinue, terminate or postpone.

6.	Dispute Resolution

6.1	Any dispute arising under this Agreement or relating to this Agreement, including but not limited to, main and supplemental agreement relating to this Agreement and originating from the same transaction or same series of transaction, the agreements in Appendixes, other agreements signed for the implementation of the present transactions, whether appearing before or after the signing of this Agreement, whether the amount is big or small, all should be presented to Shanghai Arbitration Commission for arbitration in ordinary procedures under the existing effective Shanghai Arbitration Commission Arbitration Rules. Arbitration award is final and is binding upon all parties.

6.2	Arbitration fee, valuation fee, notarization fee, lawyer’s fee, preservation fee, travelling expenses, and witness fee, etc., arising out of arbitration and all expenses relating to the case shall be borne by the losing party.

7.	Notice

7.1	Any notice or other correspondence document sent from one party to the other parties under this Agreement shall be in writing and written in Chinese.

7.2	Unless otherwise agreed in this Agreement, any party sending notice under this Agreement can be by personal delivery, recognized courier service, registered mail or electronic mail to the addresses of the parties:

CBAK Power: designated contacted person is

Mailing address:

Telephone:

Email:

Junnan Ye and Juzhong Daxin: designated contacted person is Junnan Ye

Mailing address:

Telephone:

Email:

Haijun Wu、Chunhong Shi:

Mailing address:

Telephone:

Email:

Hitrans: designated contacted person is Haijun Wu

Mailing address:

Telephone:

Email:

7.3	Any notice clearly stating the mailing address of the receiving party shall be deemed to have been duly delivered at the following prescribed time:

7.3.1	by personal delivery (including through recognized courier service), shall be deemed to have been duly delivered upon delivery to the receiving party’s mailing address, even if the receiving party refused to receive, it is still deemed to have been delivered;

7.3.2	by registered mail, shall be deemed to have been delivered on the 7th day of posting;

7.3.3	notice sent by email shall be deemed to be duly delivered on the first business day after the sending (the time recorded in the computer of the dispatching party) of the email;

7.4	Any party changing the above contact information must give advance notice to the other parties. The new contact information mentioned in the notice shall be effective commencing from the following dates:

7.4.1	the effective date indicated in the notice; or

7.4.2	if no effective date is indicated or the indicated effective date is less than 10 days from the date of issue of the notice, the change will become effective on the 10th day after the issue of the notice.

8.	Others

8.1	This Agreement shall be effective on the date when all parties and their legal representative or authorized agent have signed and the official seal stamped thereon.

8.2	On the date when this Framework Agreement becomes effective, it will replace all matters agreed prior to the signing of this Framework Agreement, and any negotiations through correspondence emails, letters, memorandum, WeChat, meetings, etc. Also, if there is any conflict or inconsistency between any legal document signed by the above parties and this Framework Agreement, this Framework Agreement shall prevail.

8.3	If there are further details to this Agreement, the parties can sign a supplemental agreement. Supplemental agreement and this Agreement have the same legal effect. If there is conflict between the supplemental agreement and this Agreement, the supplemental agreement shall prevail.

8.4	At the time of signing this Agreement, each party has a clear, accurate and full understanding and decision of all the terms and conditions of this Agreement, and on this basis voluntarily and friendly negotiate and accept the rights, obligations and duties agreed in this Agreement. The drafting or amending of this Agreement by any party or any interim documents cannot be construed as proof or evidence to acquire or avoid rights, obligations or duties agreed under this Agreement.

8.5	This Agreement is executed in six counterparts, each party keeps one counterpart, and each counterpart has the same legal effect.

(no contents below, signature page)

(signature page to the Framework Agreement Relating to Investment of Dalian CBAK Power
Battery Co., Ltd. in Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd)

Party A	DALIAN CBAK POWER BATTERY CO., LTD.
Seal: Dalian CBAK Power Battery Co., Ltd.
	Authorized Representative:	/s/ Yunfei Li

Party B	/s/ JUNNAN YE

HANGZHOU JUZHONG DAXIN ASSET MANAGEMENT CO., LTD.
Seal: Hangzhou Juzhong Daxin Asset Management Co., Ltd.
	Authorized Representative:	/s/ Yunjun Luo

Party C	/s/ HAIJUN WU

/s/ CHUNHONG SHI

Party D	ZHEJIANG MEIDU HITRANS LITHIUM BATTERY TECHNOLOGY CO., LTD
Seal: Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd
	Authorized Representative:	/s/ Haijun Wu

Appendix 1: Enforcement Settlement Agreement

(Enforcement Settlement Minutes referred to in Section 1 of this Agreement)

Appendix 2: Civil Mediation Document and Hitrans’s Shareholders Resolutions

(Civil Mediation Document referred to in Section 1.3.3 of this Agreement relating to the Hitrans Capital Increase Obligation Case and the Resolutions of Shareholders of Hitrans)

Appendix 3: Loan Agreement

This Loan Agreement (“this Agreement”) is executed on the ______ day of July 2021 by the following parties:

Lender (Party A): Dalian CBAK Power Battery Co., Ltd. (hereinafter referred to as “CBAK Power”)

Legal Representative: Yunfei Li

Borrower (Party B): Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd (hereinafter referred to as “Hitrans”)

Legal Representative: Haijun Wu

Clause 1 Purpose of the Loan

1.	The purpose of the loan under this Agreement is to be entirely used to pay the consideration for the purchase of the assets (Attachment 1) of New Era Group Zhejiang New Energy Materials Co., Ltd. by Hitrans.

2.	Without the written consent of CBAK Power, Hitrans cannot change the purpose of the loan confirmed under this Agreement.

Clause 2 Loan Amount and Maturity Date

1.	The loan amount under this Agreement is RMB One Hundred and Thirty One Million Thirty Nine Thousand Three Hundred and Seventy Eight (CNY131,039,378.00) (if words and figures are not the same, words prevail, same for below).

2.	All parties under this Agreement unanimously agree that from the date CBAK Power remitted the fund into Shaoxing Intermediate People’s Court’s public account, the loan is deemed to have been released.

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3.	The term of the loan under this Agreement is 21 days from the actual date of the release of the funds. Bank transfer records are the accurate evidence of the actual funds release date and repayment date. Bank transfer records form part of this Agreement and have the same legal effect as this Agreement.

Clause 3 Conditions for the Loan

The following conditions must be satisfied before the remittance of funds by CBAK Power into the Shaoxing Intermediate People’s Court’s public account:

1.	CBAK Power already legally holds 21.56% of Hitrans’s shares and has already obtained proof of share registration issued by the Administration for Industry and Commence and has become a shareholder of Hitrans.

2.	CBAK Power, according to its company articles, U.S. Nasdaq Securities Listing Rules and regulations of related regulatory authorities, has approved this Agreement and the related series of transactions under this Agreement.

Clause 4 Loan Interest

1.	During the term of the loan under this Agreement, if

(1)	CBAK Power is able to obtain at least 81.56% shares of Hitrans and obtain share registration proof issued by the Administration for Industry and Commerce, then the loan will be interest free;

(2)	CBAK Power is not able to obtain at least 81.56% shares of Hitrans and does not acquire share registration proof issued by the Administration for Industry and Commerce, then the interest rate for the said loan shall be 4 times of the one-year loan prime rate (LPR) announced by National Interbank Funding Center, from the actual date of release of the loan until Hitrans has fully repaid the above loan principal and interest;

(3)	If during the term of the loan, CBAK Power transfers its creditor’s rights mentioned in this Agreement, then the balance of the loan amount after the loan transfer shall be subject to loan interest at 6% per annum, the term of the balance of the loan amount shall be changed and extended to 1 year from the effective date of the transfer of the creditor’s rights.

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Clause 5 Undertakings and Covenants

1.	Undertakings and covenants of Hitrans

(1)	Access and use the loan in accordance with the deadlines and purpose outlined in this Agreement.

(2)	Ensure the truthfulness, accuracy, and completeness of the materials provided to CBAK Power for the grant of this loan.

(3)	Repay the loan principal and interest in full in accordance with the terms of this Agreement.

(4)	If proceeding with contract leasing, share ownership reform, joint venture, merger, consolidation, joint funding, separation, reduction of capital, share right change, major asset transfer and other actions which will affect the implementation of the rights of CBAK Power, should give at least 30-day prior written notice to CBAK Power and obtain the written consent from CBAK Power, or otherwise, must not proceed with the above actions prior to the repayment in full of all of the debt liabilities.

(5)	CBAK Power must be given written notice within seven days of a change of residence, mailing address, business scope, legal representative, or matters of industry and commerce registration.

(6)	Written notice must immediately be given to CBAK Power, if any event happens that would cause danger to its normal operation or would adversely affect the obligation to repay the loan under this Agreement, including but not limited to major financial disputes, bankruptcy, deteriorating financial conditions, etc.

(7)	CBAK Power must be provided written notice with five days of the temporary or permanent closing of business, dissolution of business, halting of business for reorganization, or the revocation/cancellation of one’s business license.

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Clause 6 Default

1.	Under this Agreement, any one party (“Defaulting Party”) who is not able to perform any of its obligations according to this Agreement or who makes any declaration, warranties, agreement, representations and undertaking in this Agreement which is proved to be false or there is anything which may cause the implementation of the creditor’s rights of CBAK Power under this Agreement to be threatened or suffer major damages, these shall be regarded as a default.

2.	The Non-Defaulting Party has the right to demand in writing the Defaulting Party to correct and implement remedial measures according to the demands of the Non-Defaulting Party. If the Defaulting Party does not promptly correct and implement remedial measures, they must pay the Non-Defaulting Party liquidated damages equivalent to 5/10,000 of the loan amount of RMB One Hundred and Thirty One Million Thirty Nine Thousand Three Hundred and Seventy Eight (CNY131,039,378.00) for each day of delay. All parties confirm and agree that all parties waive their respective rights to apply for an increase or reduction of the said liquidated damages and there is no need to prove direct or indirect loss.

3.	The Defaulting Party also must assume responsibility for all the damages suffered by the Non-Defaulting Party resulting from the Defaulting Party’s default, including but not limited to : lawyer’s fees, consultation fees, evaluation fees, implementation fees, litigation fees, audit or liquidation fees which the Non-Defaulting Party has to pay, as well as other extra expenses or costs which the Non-Defaulting Party has to pay because relating transactions are forced to be discontinued, terminated or postponed.

Clause 7 Force Majeure

1.	Force majeure events mentioned in this Agreement refer to any event which a party is unable to reasonably control, unforeseeable or even if it is foreseeable is unavoidable and impossible to surmount, and appears after the execution of this Agreement, causing the total or partial performance of this Agreement objectively impossible or unrealistic, including but not limited to epidemic, flooding, fire, typhoon, earthquake and other natural disasters, strike, disturbance, riot and war (whether or not war declared) etc.

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2.	If force majeure event occurs, the affected party should immediately use the fastest method to notify the opposite party, and within 15 days after the date of the force majeure event provide sufficient evidence to prove the following facts: their inability to fulfill their obligations due to obstructions which they could not control and at the time of execution of the Agreement could not reasonably foresee or its effects on their capacity to perform, and they were unable to reasonably avoid and surmount the said obstruction or its effects.

3.	When any party cannot perform this Agreement due to a force majeure event, part or all obligations can be exempted according to the effects of the force majeure event, unless otherwise provided in law or regulations. If a force majeure event occurs after one party delays in performance, obligation cannot be exempted.

4.	The party suffering from force majeure should, after they know about such an obstruction and its effect on their capacity to perform, notify all other parties as soon as reasonably possible, and submit to the other parties reliable third-party proof about the suffering caused by the force majeure event and a reasonable assessment of the scope of the influence of the force majeure and its duration. The party affected has the duty to take all kind of commercially reasonable measures to surmount the effects of the force majeure event and resume their performance in accordance with the Framework Agreement. When force majeure element is removed, it should also inform the other parties. If unable to send notice, then that party cannot exempt liabilities due to force majeure.

5.	The party suffering from force majeure should take all necessary measures to reduce loss suffered as a result of the force majeure, and after the event’s conclusion immediately resume the performance of this Agreement, unless such performance is impossible or unnecessary. If one party is unable to perform their obligations under this Agreement, the other parties should have the right to terminate part or whole of the Agreement. When a party terminates the agreement, they should send agreement termination notice to the other party.

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6.	All parties agree that if the force majeure event and the resulting consequences continue to exist for 90 days (starting from the date the force majeure event occurs) which causes either both parties or any one party to suffer great financial loss and both parties are not able to agree on a corresponding solution method or remedial measures, then any one party has the right to unilaterally terminate this Agreement.

Clause 8 Dispute Resolution

1.	Any dispute arising under this Agreement or relating to this Agreement, including but not limited to, transactions originating from or related to this agreement or same series of transaction and related agreements; regardless of whether appearing before or after the signing of this Agreement, regardless of the size of the amount, all should be presented to Shanghai Arbitration Commission for arbitration via ordinary procedures. The arbitration award is final and is binding upon all parties.

2.	The arbitration fees, evaluation fees, notarization fees, legal fees, preservation fees, travelling expenses, witness fees etc. arising out of arbitration and all expenses relating to the case shall be borne by the losing party.

Clause 9 Notice

1.	Any notice or other correspondence document (hereinafter collectively referred to as “notice”) sent from one party to the other parties under this Agreement shall be in writing and written in Chinese.

2.	Unless otherwise agreed in this Agreement, any party sending notice under this Agreement can be by personal delivery, recognized courier service, registered mail or electronic mail to the following addresses of the parties:

Hitrans: designated person of contact is Chunhong Shi

Mailing address:

Telephone:

Email:

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3.	Any notice clearly stating the mailing address of the receiving party shall be deemed to have been duly delivered at the following prescribed time:

(1)	by personal delivery (including through recognized courier service), shall be deemed to have been duly delivered upon delivery to the receiving party’s mailing address, even if the receiving party refused to receive, it is still deemed to have been delivered;

(2)	by registered mail, shall be deemed to have been delivered on the 7th day after posting;

(3)	notice sent by email shall be deemed to be duly delivered on the first working day after the sending (the time recorded in the computer of the dispatching party) of the email;

4.	Any party changing the above correspondence information must give advance notice to the other parties, the new correspondence information mentioned in the notice shall be effective commencing from the following dates:

(1)	the effective date indicated in the notice; or

(2)	if no effective date is indicated or the indicated effective date is less than 10 days from the date of issue of the notice, the change will be effective on the 10th day after the issue of the notice.

Clause 10 Effectiveness, Modification and Termination

1.	This Agreement is effective after all parties’ legal representative, responsible person or authorized agent have signed the Agreement and affixed the official seal thereon.

2.	If any clause or part of the content of any term is or will in future become invalid, the said invalid clause or the said invalid part will not affect the validity of this Agreement and the other terms or the other contents of the said clause.

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3.	If there are further details to this Agreement, the parties can sign a supplemental agreement. Supplemental agreements and this Agreement have the same legal effect. If there is conflict between the supplemental agreement and this Agreement, the supplemental agreement shall prevail.

4.	If this Agreement cannot be performed or cannot be totally performed due to law, regulations or change of government policy, upon unanimous agreement of all parties, this Agreement can be terminated partly or entirely. The damages caused thereby shall be shared among the parties based on fair negotiation.

5.	Use of information of Hitrans

Hitrans agrees to authorize CBAK Power to contact Basic Database of Financial Credit Information and credit bureaus approved by People’s Bank of China to inquire about the credit record of Hitrans and also agrees that CBAK Power can provide credit information concerning Hitrans to the Basic Database of Financial Credit Information and credit bureaus approved by People’s Bank of China.

6.	Hitrans agrees that CBAK Power has the right without separate confirmation/consent from Hitrans to reveal voluntarily or upon reasonable request any material information or data of Hitrans any time to financial institutions, intermediary service agency, district share markets, internet financial platforms and investors relating to financing under the main agreement and relative regulatory authorities, government authorities and self-regulatory associations within the industry.

7.	All obligations and duties of Hitrans under this Agreement have continuity and is totally binding upon its successor, receiver, assignee and the corporate body after a merger, reorganization, or change of name etc., and will not be affected by any dispute, claim and legal procedure and direction from a superior power and any agreement or document executed between the main agreement creditor and any natural person or legal person, and will not have any change because the debtor under the main agreement is bankrupt, has no ability to repay debts, has lost business qualifications, change incorporation article or there is occurrence of any inherent change.

8.	This Agreement is in two counterparts, each party keeps one counterpart, and each counterpart has equal legal effect.

9.	Attachment: Asset Particulars

(no contents below, signing page)

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(Signature Page)

When executing this Agreement, each party shall have read all of the provisions of the Agreement, hold no dissent, and have an accurate understanding of the legal relationships between the parties and the rights and obligations prescribed by the provisions.

Lender:

Dalian CBAK Power Battery Co., Ltd.

Seal: Dalian CBAK Power Battery Co., Ltd.

Legal Representative (or authorized representative): /s/ Yunfei Li

Borrower:

Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd

Seal: Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd

Legal Representative:/s/ Haijun Wu

Attachment: Asset Particulars

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Appendix 4: Assets Purchase Agreement

This Agreement is executed by the following parties this 20th day of July 2021

Seller: Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd (hereinafter referred to as “Hitrans”)

Legal Representative: Haijun Wu

Purchaser: Dalian CBAK Power Battery Co., Ltd. (hereinafter referred to as “CBAK Power”)

Legal Representative: Yunfei Li

WHEREAS:

1.	At the time of signing of this Agreement, CBAK Power and Hitrans has already executed the Framework Agreement Relating to Dalian CBAK Power Battery Co., Ltd.’s Investment in Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd (hereinafter referred to as “Framework Agreement”) and “Settlement Agreement Regarding the Enforcement Proceeding of (2020) Zhejiang 06 Zhi No. 444” (hereinafter referred to as “Settlement Agreement”).

2.	Upon the satisfication of the conditions precedent agreed in the Framework Agreement and the Settlement Agreement, CBAK Power shall advance a loan of RMB131,039,378.00 to Hitrans so as to pay the asset purchase consideration payable by Hitrans to New Era Group Zhejiang New Energy Materials Co., Ltd. (hereinafter referred to as “New Era”) under the Settlement Agreement. Within 35 days from the date the said loan is remitted into the public account of the enforcement Court (Zhejiang Shaoxing Intermediate People’s Court), the above assets of New Era transferred to Hitrans shall have their registration changed to under the name of Hitrans free from encumbrances and third party rights (save and except those disclosed in that Asset Transfer Agreement) according to the Settlement Agreement.

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3.	Hitrans agrees that if CBAK Power is not able to obtain 81.56% shares of Hitrans as agreed, then the relating assets owned at that time by Hitrans as agreed under this Agreement shall be used to repay the above loan amount. Therefore, all parties upon negotiation, have reached the following agreements, to be abide by the parties:

I.	Object of Sale and Purchase (that is the assets to be purchased by Hitrans from New Era under the Settlement Agreement)

No.	Name	Serial No. and Details	Consideration
1.	Immovable Property	Real estate certificate 0030391 (former state-owned Land use right certificate, Shangyu City State-owned (2012) No. 09842; Original Building Ownership Certificate:
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263316,
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263309,
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263306,
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263307,
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263311,
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263312,
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263308,
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263313,
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263310,
Shangyu City Real Estate Certificate Gaibei Town Zi No. 00263314,
		Four Cobalt real estate (no certificate), Calcined real estate (powder workshop 2) (no certificate), Powder Workshop (no certificate), Wet Method Phase I Civil Engineering (no certificate), environmental protection online monitoring room (no certificate))	RMB95,471,827.00

2.	Machinery Equipment	mainly include equipment used in production, including new battery materials burning furnace, ammonia nitrogen content water treatment and recycle ammonia water resources
		utilization system, pure water preparation system, power facilities, etc.	RMB26,870,451.00

3.	Project Under Construction	environmental project	RMB540,562.00

4.	Pollution Discharge Permit	Certificate No. 913306044780463953W001P Valid period: 24th August 2020 ~ 23rd August 2023	RMB8,156,538.00

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II.	Execution, Effectiveness and Asset Purchase

1.	This Agreement is entered into upon execution by legal representative or authorized representative of both parties and official stamp affixed.

2.	If CBAK Power shall not be able to obtain 81.56% shares of Hitrans according to the provisions of the Framework Agreement, then CBAK Power has the right to decide this Assets Purchase Agreement to be effective immediately, which shall be based on the written notice by CBAK Power at that time.

3.	After this Assets Purchase Agreement becomes effective, CBAK Power has the right to choose one or any number of the following ways to handle this matter:

(1)	If all or part of the above target assets are transferred to under the name of Hitrans, then Hitrans should, according to the request of CBAK Power, transfer the said assets to under the name of CBAK Power or its designated related party, so as to offset the corresponding loan. The amount to be offset shall be determined according to the asset purchase consideration agreed in section 1.1 of the Framework Agreement and Settlement Agreement.

(2)	If the above target assets are not able to be totally transferred, and the corresponding purchase price provided by CBAK Power according to section 1.1 of the Framework Agreement is not returned, then CBAK Power has the right to request Hitrans to transfer to CBAK Power the corresponding asset purchase rights, and Hitrans shall assist CBAK Power to obtain recovery or to demand specific performance from related responsible parties.

(3)	CBAK Power can also choose that Hitrans shall commence recovery or demand specific performance from related responsible parties, and to transfer to CBAK Power all the assets mentioned in section 1.1 of the Framework Agreement after Hitrans has obtained the same.

III.	Others

1.	This Agreement as an attachment to the Framework Agreement is an integral part of the Framework Agreement. The terms in the Framework Agreement relating to Default Obligation, Dispute Resolution and Notice apply to this Agreement.

2.	If there are matters that this Agreement fails to cover, the parties can sign a supplemental agreement. Supplement agreement and this Agreement have the same legal effect. If there is conflict between the supplemental agreement and this Agreement, the supplemental agreement shall prevail.

3.	This Agreement is executed in duplicate, each party keeps one counterpart, and each counterpart has the same legal effect.

(no contents below, signature page)

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(Signature Page)

Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd
Seal: Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd

Authorized Representative: /s/ Haijun Wu

Dalian CBAK Power Battery Co., Ltd.
Seal: Dalian CBAK Power Battery Co., Ltd.

Authorized Representative: /s/ Yunfei Li

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Appendix 5: Form of Hitrans’s Shareholders Resolutions Approving the Loan

(Form of Resolutions of Shareholders of Hitrans approving the Loan and relevant matters referred to in Section 2.3 of this Agreement)

Appendix 6: Share Transfer Agreement

Transferor: Junnan Ye

Transferee: Dalian CBAK Power Battery Co., Ltd.

Transferor and Transferee, through friendly negotiation, have executed the following agreement relating to the transfer by Transferor of his shares in Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd to Transferee:

1.	Transferor shall transfer 21.56% shares of Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd held by him to Transferee.

2.	For this transfer of shares, the transfer consideration is RMB40,744,376.00.

3.	Relating to the unpaid subscribed capital for this shares transfer, Transferee shall fully pay the same according to the agreed schedule.

4.	After the transfer of shares, Transferor no longer enjoys the shareholder’s rights nor undertakes the corresponding shareholder’s obligations; Transferee shall, according to this Agreement, enjoy the shareholder’s rights and at the same must undertake the shareholder’s obligation.

5.	This Agreement shall be effective upon execution by the parties.

Transferor: /s/ Junnan Ye

Transferee:

Seal: Dalian CBAK Power Battery Co., Ltd.

Authorized Representative: /s/ Yunfei Li

Date:

Appendix 7: Form of Hitrans’s Shareholders Resolutions and Charter Amendment Regarding CBAK Power’s Acquisition of 21.56% Shares

(Form of Shareholders Resolutions of Hitrans relating to Junnan Ye’s Transfer of 21.56% Shares of Hitrans to CBAK Power, Waiver of Rights of First Refusal and Amended Company Charter as referred to in Section 3.1.2 of this Agreement)

Appendix 8: Share Transfer Agreement

Transferor: Junnan Ye

Transferee: Dalian CBAK Power Battery Co., Ltd.

Transferor and Transferee, through friendly negotiation, have executed the following agreement relating to the transfer by Transferor of his shares in Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd to Transferee:

1.	Transferor shall transfer 60% of shares responsive to RMB24,000,000.00 in subscribed capital (of which RMB8,500,000.00 is unpaid) of Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd held by him to Transferee.

2.	For this transfer of shares, the transfer consideration is RMB118,000,000.00. Transferor shall, within 2 days from the date of receipt of any part of the transfer consideration, transfer the same amount of money into the bank account of Zhejiang Meidu Graphene Technology Co., Ltd.

3.	As to the unpaid subscribed capital in connection with this shares transfer, Transferee shall fully pay the same according to the agreed schedule.

4.	After the transfer of shares, Transferor no longer enjoys the shareholder’s rights nor undertakes the corresponding shareholder’s obligations; Transferee shall, according to this Agreement, enjoy the shareholder’s rights and at the same must undertake the shareholder’s obligation.

5.	This Agreement shall be effective upon execution by the parties.

Transferor: /s/ Junnan Ye

Transferee:

Seal: Dalian CBAK Power Battery Co., Ltd.

Authorized Representative: /s/ Yunfei Li

Date:

Appendix 9: Form of Hitrans’s Shareholders Resolutions and Charter Amendment Regarding CBAK Power’s Acquisition of 60% Shares

(Form of Hitrans’s Shareholders Resolutions and Charter Amendment Relating to Junnan Ye’s transfer of 60% shares of Hitrans to CBAK Power as referred to in Section 3.2.2 of this Agreement)

Appendix 10: Form of Resignation

(Form of Resignation as referred to in Section 4.2.4 of this Agreement)